Exhibit 10.9
                  AMENDMENT TO DEFERRED COMPENSATION AGREEMENT




         This Amendment to Deferred Compensation Agreement dated as of December 18, 2001 amends the Deferred Compensation Agreement dated as of September 18, 2001 (the "Agreement") entered into between Merisel, Inc., a Delaware corporation (the "Company"), and Timothy N. Jenson ("Executive").

         The Company and Executive hereby agree as follows:

1. Paragraph 1(a)(i) of the Agreement is amended to replace "$1,000,000" with "$700,000".

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Deferred Compensation Agreement, as of the day and year first written above.

MERISEL, INC.


By:
   __________________________________________
      Karen A. Tallman
      Senior Vice President


TIMOTHY N. JENSON




______________________________________________